Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the accompanying Annual Report of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), on Form 10‑K/A for the period ended June 30, 2019 (the “Report”), I, Donald W. Layden, Jr., Interim Chief Executive Officer of the Company, hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2019	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr., Interim Chief Executive Officer